UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      July 19, 2004

                       JUNO LIGHTING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11631	36-2852993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 S. Wolf Road P.O. Box 5065, Des Plaines Illinois	60017-5065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (847) 827-9880

Item 5.	Other Events and Required FD Disclosure

On July 19, 2004, Juno Lighting, Inc. issued a press release announcing that the actual per share amount of the previously declared one-time cash dividend was $6.83 per share of common stock. Additionally, Juno announced that the Nasdaq Stock Market, Inc. had set July 20, 2004 as the "ex-dividend date" with respect to the one-time cash dividend. A copy of this press release is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
The following exhibits are being furnished as part of this Form 8-K:
Exhibit Number	Description
99.1	Press release dated July 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE July 19, 2004	BY /s/ George J. Bilek
George J. Bilek Vice President Finance

JUNO LIGHTING, INC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 19, 2004.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: George Bilek
847-827-9880

JUNO LIGHTING, INC.
ANNOUNCES PER SHARE AMOUNT OF
ONE-TIME CASH DIVIDEND AND EX-DIVIDEND DATE

Des Plaines, IL, July 19, 2004. Juno Lighting, Inc. (NASDAQ JUNO) announced that based on the number of shares of its outstanding common and preferred stock on the record date (July 16, 2004) for the previously declared one-time cash dividend, the actual per share amount of the dividend was determined to be $6.83 per share of common stock. Additionally, representatives of the Nasdaq Stock Market, Inc. informed Juno today that the Nasdaq Stock Market, Inc. has set July 20, 2004 as the "ex-dividend date" for the one-time cash dividend. As previously announced, determination of the exact amount of the dividend per share was dependent upon the actual number of shares of Juno's common and preferred stock outstanding on the record date and, as a result, the Nasdaq Stock Market, Inc. informed Juno that the "ex-dividend date" would be fixed after determination of the actual per share amount of the dividend. The board of directors declared the one-time cash dividend of $60 million on July 1, 2004.

Juno Lighting, Inc. is a leader in the design, manufacturing, and marketing of lighting fixtures for commercial and residential use. This press release contains various forward-looking statements that are not statements of historical events. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated, indicated or expected. Such risks and uncertainties include: economic conditions generally (including, market interest rates), the condition of financing and capital markets, Juno's ability to comply with the terms of the new credit agreement and satisfy specified financial covenants, levels of construction and remodeling activities, Juno's ability to improve manufacturing efficiencies, disruptions in manufacturing or distribution, product and price competition, raw material prices, Juno's ability to develop and successfully introduce new products, consumer acceptance of such new products, the ability of Juno's new products to perform as designed when utilized by consumers, technology changes, patent issues, exchange rate fluctuations, and other risks and uncertainties. Juno undertakes no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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